Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

GLOBAL RAW MATERIALS AGREEMENT

This Global Raw Materials Agreement (this “Agreement”) is made effective this 1st day of January, 2011 (“Effective Date”), by and between Styron Europe GmbH, with offices at Bachtobelstrasse 3 8810 Horgen, Switzerland and organized under the laws of Switzerland (“Seller”) and The Goodyear Tire & Rubber Company, with offices at 1144 East Market Street, Akron, Ohio 44316, USA organized under the laws of the United States (“Buyer”). Seller and Buyer collectively referred to as the Parties and individually a Party. On the terms and subject to the conditions set forth below, Seller agrees to sell and deliver to Buyer and the Authorized Participants (as defined herein), and Buyer agrees that it will purchase from Seller, the Goods (as defined below) in the volume, of the quality and at the commercial conditions provided for in this Agreement.

1.	DEFINITIONS

1.1.	“Agreement” means this global raw materials agreement between Seller and Buyer including all of its Schedules.

1.2.	“Authorized Participant” means the Buyers’ Affiliates (as defined in Section 12.3) listed in the attached Schedule 1.1, which may be revised from time to time in the sole discretion of Buyer. Notwithstanding anything herein to the contrary, only the Buyer and or the Authorized Participants listed in Schedule 1.1, as the same may be revised from time to time, may provide Purchase Orders (as defined below) pursuant to this Agreement. Each “Authorized Participant” as defined in this Agreement shall be a third party beneficiary of this Agreement and, to the extent they actually purchase Goods pursuant to this Agreement, shall be an obligor for the Goods so purchased. The Buyer shall be jointly liable for any Purchase Order placed by Authorized Participants as if such Purchase Orders had been placed by the Buyer. There shall be no other third party beneficiary of this Agreement.

1.3.	“Specification” means the specifications outlined on Schedule 1.2. These Specifications may only be changed upon the mutual written agreement of Buyer and Seller.

1.4.	“Goods” means emulsion and solution styrene butadiene rubber products meeting the Specification in Schedule 1.2.

1.5.	“Purchase Order” means the relevant purchase order for the Goods issued by Buyer or the Authorized Participant in accordance with the terms of this Agreement, which shall become a part of this Agreement if confirmed by the Seller. Provided, however, that any pre-printed terms and conditions on the back of the Purchase Order, or any preprinted terms and conditions outlined on any of Buyer’s, Authorized Participants’ or Seller’s forms, including but not limited to Seller’s acknowledgement, confirmation, invoice or other documents shall be null and void and not be a part of this Agreement.

1.6.	“Plant” shall mean the existing facilities of the Seller’s Affiliate Styron Deutschland GmbH in Schkopau, Germany, which is envisaged to be expanded to add additional manufacturing capacity for the Goods.

1.7.	“Contract Year” shall mean each January 1 to December 31 period during the Term.

2.	TERM

2.1.	The term of this Agreement will commence on the Effective Date and continue until December 31, 2015 or, if earlier terminated, the date on which this Agreement is terminated in accordance with its terms (the “Term”).

3.	COMMERCIAL TERMS

Goods	The Emulsion and Solution Styrene Butadiene Rubber Products set forth in the four Product Groups (SSBR Enhanced, SSBR Basic, ESBR dry and ESBR oil extended) specified in Schedule 1.2. By mutual prior written agreement of both parties on Price and Quantity, new products may be added to this Agreement in Schedule 1.2, Buyers product codes have no legal meaning with respect to Seller’s obligations under this Agreement.

Quantity	The quantities of each Product Group of the Goods is set forth in Schedule 1.3.

Sellers Maximum Supply Obligation

In any Contract Year, Sellers’ obligation to sell and supply Goods is strictly limited to the designated quantities (metric tonnes) of each Product Group set forth in Schedule 1.3

(“Seller’s Maximum Supply Obligation”).

Buyer’s Minimum Purchase Obligation, Schedule of Deliveries	In each Contract Year, Buyer shall [*****] each Product Group of Goods set forth in the table in Schedule 1.3. (“Buyers Minimum Purchase Obligation”). Buyer represents that it is purchasing the Goods for its own use or the use of its Authorized Participants.

Without diluting any binding legal obligation under this Contract, Buyer and Seller agree that there are no predefined penalties on failure on performance under the Contract.

ESBR

Buyer shall, at least [*****] days prior to each Contract Year during the Term hereof, provide to Seller a written forecast giving the quantity split of Products within Product Group ESBR dry and within Product Group ESBR oil extended for the following Contract Year. The quantity of each Product must be forecast within the range [*****] of the annual quantity pursuant to Schedule 1.3 per month provided that Seller’s Maximum Supply Obligation in the Contract Year may not be exceeded. Volumes outside of these parameters need to be agreed in writing by Seller

SSBR

If a different ratio split from the annual quantities SSBR Enhanced and SSBR Basic as set forth in Schedule 1.3 is envisaged by Buyer, Buyer shall at least [*****] days prior to each Contract Year during the Term hereof, provide to Seller a written forecast, but equal to the total SSBR annual quantity pursuant to Schedule 1.3, giving the quantity split between Product Group SSBR Enhanced and Product Group SSBR Basic for the following Contract Year provided that SSBR Enhanced is not lower than the annual quantity as set forth in Schedule 1.3. Seller will need to agree the quantity split in writing but will not be unreasonably withheld.

Buyer shall, at least [*****] days prior to each Contract Year during the Term hereof, provide to Seller a written forecast giving the quantity split of Products within Product Group SSBR Enhanced and within Product Group SSBR Basic for the following Contract Year. The consolidated quantity of both Product Groups must be forecast within the range [*****] of the annual quantity pursuant to Schedule 1.3 per month provided that Seller’s Maximum Supply Obligation in the Contract Year may not be exceeded. The quantity of each Product must be forecast within the range [*****] of the annual quantity pursuant to Schedule 1.3 per month. The quantity of each Product must be forecast within the range of [*****] of the annual quantity pursuant to Schedule 1.3 per quarter provided that Seller’s Maximum Supply Obligation in the Contract Year may not be exceeded. Volumes outside of these parameters need to be agreed in writing by Seller.

ESBR & SSBR

Thereafter, the Buyer shall, at least [*****] days prior to each calendar month during the Term hereof, confirm to Seller the rolling forecast of Buyer’s anticipated monthly requirements during the following [*****] period for each Product. If this rolling forecast differs from the annual forecast on a given monthly basis then Seller needs to agree in writing. Thereafter Buyer will be obliged to purchase a minimum of [*****] of the monthly agreed forecast per Product.

Buyer’s additional quantities	If Buyer wishes to purchase additional quantities of Products, either prior to or within a Contract Year, exceeding the annual quantities pursuant to Schedule 1.3 of this Contract, Buyer shall inform Seller in writing of the quantities required. Taking account of its supply capacity and without establishing a legal obligation, Seller shall make all reasonable efforts to cover Buyer’s additional requirements in whole or in part. Within [*****] weeks Seller shall inform Buyer in writing whether the additional quantities can be supplied and at what Price. If this is the case, and Buyer agrees with Seller’s Price proposal, Buyer shall be obliged to accept the additional quantity mentioned in this clause in accordance with the terms of this Contract. Such additional quantities shall be called “spot” sales and do not affect the Quantities set forth in this Contract.

Price	The Price for each Product shall be based upon a price formula as set forth below having three components: (i) [*****]

Contract Year. The Fixed fee for 2011 and each Contract Year thereafter is set forth in the Fixed Fee table in Schedule 1.4;

(ii) a variable component as set forth below which is based upon monthly butadiene and styrene monomer price, and quarterly oil price; and

(iii) a freight component which is set forth below and will be added at cost when Seller delivers to Buyer’s specified delivery point.

US$ Prices will be converted using the average monthly rate, which is delayed in its application to Price by two months, using the European Central Bank at the below web address:

http://www.ecb.int/stats/exchange/eurofxref/html/index.en.html

(e.g.: FX rate in January applicable for shipments of Goods made in March)
THE PRICE FORMULA:

European Energy Exchange (“EEX”)	[*****]

[*****]

Competitive Pricing	In the event that at any time during the term the Seller enters into a binding written agreement with another purchaser (who is a competitor of the Buyer in the tire industry) covering at least [*****] consecutive months the regular supply of any Goods covered by this Agreement, in substantially comparable quantities or less as those covered by this Agreement at a price lower than the FCA price then in effect, and under substantially similar non-price terms and conditions, but excluding variations due to monomer price application, then Seller shall reduce the price charged to Buyer hereunder to such lower price for the Goods supplied under this Agreement. Such price reduction shall apply for equal quantities and for the equal time period of the actual supply of material to such third party purchaser at the lower price.

If requested by Buyer, prior to the start of a new Contract Year Seller shall make an annual statement to Buyer that Seller is in compliance.

Once per Contract Year, Buyer shall be entitled but not obliged to verify Seller’s written agreements by way of an audit performed by an independent certified public accountant nominated by Buyer and accepted by Seller. Such independent auditor shall keep strict confidentiality about any and all information received from Seller in the context of the audit, and shall only be entitled to confirm or disclose to the Buyer the accuracy of the competitive pricing.

Delivery Terms

INCO terms 2000. DDP for EU European locations, DDU for non EU European locations. Sea shipments are CFR or CIF as quoted on Buyer’s purchase order. Alternatively, at

Buyer’s discretion and upon respective prior written agreement with Seller, Seller shall supply any location on the basis FCA Seller’s Plant or warehouse in Schkopau, Germany.

Consignment, or Vendor Managed and Owned Inventory	Seller will discuss with Buyer the feasibility of implementing a consignment, or vendor managed & owned inventory program, which will not lead to an increase of costs and/or capital employed by Seller. The program can be implemented once mutually agreed but will not be unreasonably withheld.

Packaging	All Goods will be supplied in returnable metal boxes. Buyer commits to ensure that the boxes are returned on time and in the proper condition to the packaging service provider (details will be separately notified by Seller). All repairs to equipment shall be made under the supervision or direction of Seller. In the event that metal boxes are returned late by the Buyer, the Buyer shall pay an amount of [*****] to compensate Seller for additional cost towards the metal box service provider. In the event that the metal boxes are not returned or damaged, the Buyer is to reimburse Seller with [*****]. In the event that Seller changes the service provider of the packaging containers/metal boxes then by mutual agreement the terms as set forth above in “Packaging” may be amended.

Payment Terms	[*****]. Seller’s invoice shall be issued on the day the Product(s) are shipped from Sellers’ facility. These payment terms are applicable to all locations world wide except where otherwise agreed between Seller and Buyer (or Buyer’s Affiliates) to cover specific regional differences.

Buyer shall pay the net amount due to Seller in respect of any invoice latest within the number of calendar days set forth above plus a 5 day grace period to ensure due payments are aligned to Buyer’s payment cycles. No discounts for early payment shall apply unless expressly agreed with Seller in writing.

The Buyer can only set off against, or retain payment on account of, such claims against the Seller as have been acknowledged in writing or determined by a court decision with unappealable effect.

4.a	RESPONSIBLE PRACTICES

Buyer will (i) familiarise itself with any product literature or information Seller provides under Seller’s product stewardship program, including MSDS, (ii) follow safe handling, use, selling, storage, transportation, and disposal practices, including special practices as Buyer’s or its Authorized Participants’ use of the Goods requires, and instruct its employees, contractors, agents and customers in these practices and (iii) take appropriate action to avoid spills or other dangers to persons, property or the environment.

4.	WARRANTY

4.1.

For all of the Goods supplied hereunder, Seller warrants that at the time of delivery, all Goods furnished hereunder will conform to the Specification as in effect at the time of delivery and all Goods have been manufactured at the Plant in accordance with the applicable environmental laws in Germany. Seller further warrants that Buyer or the Authorized Participant will receive good and marketable title to all Goods purchased hereunder, free and clear of all liens and encumbrances whatsoever. Buyer or Authorized Participant shall inspect the Goods supplied under this Agreement within a reasonable time after delivery, in no event later than ninety (90) days after receipt (the “Rejection Period”). If any of the Goods are rejected within the Rejection Period because of nonconformity to Specifications, Seller will promptly replace or otherwise correct at its sole expense any Goods sold hereunder that fail to so conform to the Specification and/or applicable environmental laws and to promptly initiate a problem resolution process to formulate and implement appropriate corrective action plans to prevent further failures. Further, Seller warrants that any certificate of analysis submitted with the Goods will accurately and completely represent Seller’s laboratory findings with respect to tests performed on samples of the Goods. Any claim made under this Section 4 after expiry of the Rejection Period shall be time barred. However, claims resulting from a latent defect shall become time-barred after 12 months from transfer of title.

4.2.	EXCEPT AS SET FORTH ABOVE, SELLER HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN ANY EVENT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES. HOWEVER, DAMAGES DIRECTLY RESULTING FROM A BREACH OF THE WARRANTIES IN SECTION 4 TO BUYER’S OR AUTHORIZED PARTICIPANT’S FACILITIES, EQUIPMENT, COMPOUND OR END PRODUCT SHALL BE CONSIDERED DIRECT DAMAGES PROVIDED THAT THE DIRECT DAMAGE TO COMPOUND OR END PRODUCT ONLY CONSISTS OF THE VALUE OF THE MATERIAL AND THE PROVEN COST OF LABOUR FOR THE PRODUCTION OF THE COMPOUND OR END PRODUCT BEING DAMAGED BY A BREACH OF THE WARRANTIES IN SECTION 4 AND ANY COSTS REQUIRED TO SCRAP COMPOUND OR END PRODUCT BEING DAMAGED BY A BREACH OF THE WARRANTIES IN SECTION 4. IN ANY EVENT, HOWEVER, THE SELLER’S LIABILITY FOR SUCH DIRECT DAMAGE SHALL BE LIMITED TO (i) [*****] PER DELIVERY OF GOODS CAUSING. THE BREACH OF THE WARRANTIES IN SECTION 4 AND (ii) THE AGGREGATE CAP PURSUANT TO SECTION 7.3 HEREOF. FOR THE AVOIDANCE OF DOUBT, ANY RIGHTS OF THE BUYER TO CLAIM REPLACEMENT OF GOODS BEING DELIVERED OUT OF THE AGREED SPECIFICATION PURSUANT TO SECTION 4.1 DO NOT FALL UNDER ANY OF THESE CAPS.

5.	TAXES

5.1.	Buyer or the Authorized Participant will pay all (a) applicable taxes (such as sales (including sales tax on services), use, gross receipts, excise, occupation, value-added, and other transaction-based taxes), duties, levies, and fees on the Invoice Amount, except where Buyer or the Authorized Participant has provided Seller with proper exemption certificates that will exempt the transaction(s) from tax; (b) personal property, sales, value-added, and use taxes on Buyer or the Authorized Participant’s personal property relating to this Agreement; and (c) taxes, assessments, and other levies on Buyer or the Authorized Participant’s owned, leased, rented, or purchased real property. In this regard Seller will timely inform Buyer or the Authorized Participant of appropriate exemptions to the transaction from the imposition of applicable taxes in the country of manufacture.

5.2.	Seller will pay all (a) personal property, sales, value-added, and use taxes on Seller’s personal property relating to this Agreement; (b) taxes, assessments, and other levies on Seller’s owned, leased, rented, or purchased real property; (c) telecommunication taxes for network access (for example, lines) and services; and (d) any tax based upon Seller’s net income (whether calculated on the basis of gross receipts or net income), franchise or net worth taxes, or any license or gross receipts tax measured on partial or total gross receipts of Seller (excluding sales taxes).

5.3.	Seller will assist Buyer and/or the Authorized Participant in its determination of its tax liability on the Invoice Amount.

5.4.	Seller’s invoices will state applicable taxes owed by Buyer or the Authorized Participant, if any, by the applicable tax jurisdiction.

6.	INSURANCE

6.1.

Seller has and shall maintain in full force and good standing throughout the term hereof a Contractual and Commercial General Liability Insurance against claims for bodily injury, death or property damage occurring which insurance may be provided under primary and umbrella policies and shall be written on a so-called “occurrence basis” and shall provide aggregate minimum protection with a combined single limit in an amount not less than Five Million Dollars ($5,000,000) (or in such increased limits from time to time to reflect declines from the date hereof in the purchasing power of the dollar as Buyers or Authorized Participants may reasonably request) and coverage for premises-operations, completed operations-products, independent contractors, engineering and design defects, explosion, pollution, collapse and underground property damage hazards. Seller shall have Buyer named as an Additional Insured on a direct and primary, non-contributory basis on the policies. Seller shall furnish Buyer with certificates of insurance including a provision that Buyer will receive thirty (30) days written notice prior to expiration or material change of the coverage. Seller shall waive and hereby waives any rights of subrogation which they or any of their insurers may have against Buyers or Authorized Participants, its subsidiaries and Affiliates, and their respective agents or employees. The insurance required by this section shall be issued by an insurance company or companies (i) licensed to do business in the United States, (ii) having an A.M. Best Company “Financial Strength Rating” of A- or better and “Financial Size Category” of VII or higher, and (iii) satisfactory to Buyers or Authorized Participants.

7.	INDEMNITY AND LIMITATION OF LIABILITY

7.1.	Seller shall indemnify, defend and hold Buyer or Authorized Participant harmless against any and all third party liens, claims or liability for damage or injury of any kind or nature (including death) to all third parties whether employees or otherwise, and for Buyer or Authorized Participant’s loss, fines, judgments, penalties, expenses (including reasonable attorneys fees, expert fees and other legal expenses and amounts paid in settlement) relating to those claims brought by third parties, which are caused by Seller’s negligence or willful misconduct (“Third Party Claim”). The above indemnification shall only apply to the extent that the losses above are not due to the negligence or wrongdoing of Buyer or Authorized Participant. Seller’s obligation hereunder shall not be limited to the extent of any insurance available to or provided by Seller.

7.2.	If any third party shall notify the Buyer or an Authorized Participant with respect to any matter which may give rise to a Third Party Claim to be indemnified by Seller, then the Buyer shall promptly (and in any event not later than ninety (90) days after receiving notice of the Third Party Claim) notify the Seller thereof in writing. The Seller will have the right at any time to direct or to assume and thereafter conduct the defense of the Third Party Claim.

7.3.	Seller’s aggregate maximum liability under this Agreement for damages resulting from any breach of warranties and from any obligation to indemnify, defend and hold Buyer or Authorized Participant harmless under this Agreement is limited to [*****]. In no event shall either Party be liable for indirect, consequential, special, punitive or exemplary damages in connection with or arising out of this Agreement.

8.	FORCE MAJEURE

8.1.

Should the performance of either Party under this Agreement be delayed as a result of flood, earthquake, hurricane, pestilence, or other natural catastrophe; fire (to the extent not caused by and not within the reasonable control of the Party using the defense), mechanical breakdowns, utility or raw material interruption ( all to the extent not caused by and not within the reasonable control of the Party using the defense), war, act of terrorism, civil commotion, strike, labor dispute, or embargo; or any applicable law, proclamation, or order of any Governmental Authority (a “Force Majeure Event”) provided, however, that the affected Party shall use commercially reasonable efforts to promptly avoid, remove or remedy the cause of non-performance and give prompt written notice following the termination of such Force Majeure Event. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty and that the above requirement that any Force Majeure Event shall be promptly avoided, removed or remedied shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing party when such course is inadvisable in the reasonable discretion of the Party having the difficulty. Immediately upon Seller’s Force Majeure notice to Buyer as described above, Goodyear shall have the right to source the Goods subject to the Force Majeure Event from an alternative supplier for a term(s) as long as reasonably necessary in order to assure the supply of such Goods, any commitments hereunder shall be reduced by the amount of all such purchases by Buyer and/or Authorized Participants for the time period of such purchases. If the Force Majeure Event shall continue for a period of six (6) months, Buyer shall have the right to reduce permanently the commitment under this Agreement by a percentage proportionate to the amount of

Goods subject to the Force Majeure Event as compared to the aggregate amount of Goods Supplied under this Agreement in the prior year, and if such continued Force Majeure Event is material to this Agreement, taken as a whole, then Buyer shall have the right to terminate this Agreement, in whole or in part, immediately upon written notice to Seller. During times when performance is excused, Seller will allocate its supplies of raw materials and Goods among their various uses in a manner that is fair and reasonable and Seller will treat Buyer in the manner no less disadvantageous as all other contract customers for the Goods. In case of a Force Majeure, Seller will not be obligated to obtain raw materials, intermediates, or Goods from other sources. The foregoing provisions shall in no event relieve Buyer of its obligation to timely pay in-full an invoice for the Goods.

8.2.	Except for laws dealing with taxation of Seller, if any law, government decree, order or regulation of the Federal Republic of Germany and/or Switzerland (“Modification”), directly requires Seller to modify the commercial mechanisms within this Agreement including the price, freight allowance or terms of payment under this Agreement, and it is outside Seller’s reasonable ability to mitigate the effect of the Modification, Seller shall notify Buyer within six (6) months of the date when Seller becomes aware thereof and the Parties will negotiate in good faith about an appropriate adjustment of the Agreement.

9.	NON-PERFORMANCE

If Buyer fails to perform any of the material terms of this Agreement when due, Seller may, at its option, decline to make further deliveries against this Agreement except for cash, or may recall or defer shipments until such material default is made good.

10.	DISPUTE RESOLUTION & LAW

10.1.	The validity, enforceability, performance and construction of the terms, provisions and conditions of this Agreement shall be governed by the laws of England and Wales notwithstanding any choice of law rules or conflicts of law principles to the contrary.

10.2.	The Parties agree that regardless of the laws of England and Wales, this Agreement shall contain an obligation of the Parties to act in good faith and deal fairly with each other.

10.3.	Seller and Buyer agree that either Party may submit any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, to be resolved by final and binding arbitration before a three-person arbitration panel acting pursuant to the International Chamber of Commerce (ICC) Rules of Arbitration. The Parties agree that the seat of any arbitration shall be London, England and that the arbitration shall be conducted in the English language. The arbitration panel shall render any monetary award in U.S. Dollars. Each Party hereto irrevocably waives its right (a) to bring any action, claim or dispute arising out of this Agreement, (b) to dispute any ruling on issues of law which arise during the Arbitration, or (c) to challenge the arbitration award on the grounds that the arbitration panel made errors of law before any court of law.

10.4.	A Notice of Arbitration may be delivered to any Party anywhere in the world.

10.5.	Each of the Parties hereby irrevocably waives any and all right to a trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

10.6.

Prior to instituting arbitration for any matter arising out this Agreement, each of the Parties agrees to follow the dispute resolution procedure set forth herein. In the event of a dispute between or among the Parties arising out of or in connection with this Agreement, the Parties to the dispute will make every effort to resolve, promptly and in good faith, such dispute. In the event that the dispute cannot be resolved, either Party may notify the other Party in writing of the existence of the dispute. Within fifteen (15) Business Days after receipt of that notice, the Parties shall arrange to discuss, in person or through a teleconference, at a mutually agreeable time and place, and thereafter as often as they reasonably deem necessary for a period of twenty (20) days from the date of that first meeting or teleconference, to exchange any relevant information and to attempt to resolve the dispute. In the event that the Parties have not been successful in resolving the dispute within twenty (20) days from the date of the first meeting or teleconference, it is further agreed that no Party may file any Notice of Arbitration against the other Party until at least thirty (30) days after providing written notice to the Vice President of Global Purchasing, in the case of Buyer, and the Vice President Styron, Emulsions and Polymers, cc: General Counsel, Styron LLC Legal Department: Styron LLC, 1000 Chesterbrook Blvd, Suite 300, Berwyn, PA 19312, USA, in the case of Seller. During such thirty (30) day period, the Parties shall arrange to discuss, in person or through a teleconferences, at a mutually agreeable time and place, and thereafter as often as they reasonably deem necessary, to exchange any relevant information and to attempt to resolve the dispute. After such thirty (30) day period, either Party may file a Notice of Arbitration or take such other action as is permitted under this Agreement. Each Party shall be responsible for its own legal fees and expenses.

10.7.	The provisions of the Convention on the International Sale of Goods shall not apply to this Agreement.

11.	REQUIREMENTS FROM GOVERNMENT CONTRACTS

11.1.	To the extent applicable to a subcontractor organized under the laws of Switzerland and performing manufacturing at Seller’s Plant in Germany, it is agreed that the applicable provisions of Buyer’s Government Contracts that are required to be included in contracts with subcontractors (i.e., “flow down requirements”), as set forth in Schedule 1.7, are incorporated in this Agreement by reference with the force and effect as though set forth in full text herein in such instances where the Goods supplied hereunder will be delivered to the United States Government under federal Government Contracts. The full text of a Federal Acquisition Regulation (“FAR”) or Department of Defense FAR Supplement (“DFARS”) clause may be accessed electronically at http://arnet.gov.far or www.acq.osd.mil/dpap/dars/dfarspgi/current/index.html.

11.2.	Buyer understands and agrees that Seller is a company incorporated under the laws of Switzerland and the Goods will be produced in Seller’s Plant. To the extent applicable as set forth in Section 11.1 above, upon written request from Buyer, Seller shall provide information to Buyer as may be reasonably necessary for compliance with such contracts, including, without limitation, any Government Contract. Seller will comply with any additional requirements as are promulgated or otherwise imposed from time to time for which compliance by Seller is reasonably necessary for Buyer to comply with such contracts. Notwithstanding anything to the contrary set forth herein, Seller acknowledges and agrees that Buyer may provide information related to this Agreement, including, without limitation, information on the identity of Seller and/or the terms, performance or payments related to this Agreement, or provided pursuant to the first sentence of this Section 11, to the United States Government as and when reasonably necessary to comply with any such contract.

11.3.	Unless a change is otherwise noted at the clause where it appears, the following changes in terminology shall apply whenever a reasonable interpretation of the context of the provisions so requires in order properly to express the subcontract relationship between Buyer and Seller:

The term “Goodyear” shall mean “The Goodyear Tire & Rubber Company.”

The term “Contractor” shall mean “Seller.”

The term “contract” or “grant” shall mean this “Agreement.”

The term “Contracting Officer” shall mean “Goodyear Subcontract Administrator.”

The term “subcontract” shall mean “lower tier subcontract.”

12.	ADDITIONAL PROVISIONS

12.1.	This Agreement may not be amended or varied except by an instrument in writing duly executed by the parties hereto.

12.2.	Title shall pass at the same time as risk of loss passes pursuant to INCOTERMs 2000 term.

12.3.	At Seller’s option, any Agreement obligation of Seller may be performed by Styron Europe GmbH, Horgen, Switzerland, or any of its Affiliates. “Affiliates” means any entity that directly or indirectly, through one or more intermediates, now or hereafter, controls or is controlled by, or is under common control with a Party or any entity controlling a Party. For the purposes herein, the term “control” (including the terms “controls”, “controlled by”, and “under common control with”) means the possession, direct or indirect of at least 50% of the ownership. Any deliveries made by an Affiliate of Seller under this Section 12 may be invoiced by such Affiliate of Seller and shall constitute performance of this Agreement by Seller.

12.4.	Neither this Agreement, nor any right, claim or duty hereunder, may be assigned or delegated by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

12.5.

This Agreement, together with the documents referred to herein, including, but not limited to the Goodyear Global Supplier Quality Manual as signed by Seller’s German Affiliate on July 28, 2010, the Specification and the Buyer or Authorized Participant’s Purchase Order (which shall become a part of this Agreement if confirmed by the Seller. Provided, however, that any pre-printed terms and conditions on the back of the Purchase Order, or any preprinted terms and conditions outlined on any of Buyer’s, Authorized Participants’ or Seller’s forms, including but not limited to Seller’s acknowledgement, confirmation, invoice or other documents shall be null and void and not be a part of this Agreement) constitute the sole agreement of the parties with respect to the subject matter hereof, superseding all other representations, agreements, undertakings and understandings, whether oral or written, relating thereto. To the extent the various writings that comprise this Agreement conflict, the order of precedence shall be as follows: the body of this Agreement, the exhibits and schedules attached to the Agreement, the Buyer or Authorized Participant’s Purchase Order(s) and then any other document referred to herein.

12.6.	All notices required or permitted to be given hereunder or in connection herewith (including notices relating to any Buyer or Buyer Affiliate) will be given in accordance with the relevant Purchase Order or as follows: (i) Goodyear, at: Corporate Secretary, The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316 USA, with copies to Secretary, Goodyear-SRI Global Purchasing Company at the same address; (ii) Seller, at: Vice President Styron, Emulsions and Polymers, Styron Europe Gmbh, Bachtobelstrasse 3 8810 Horgen, Switzerland cc: General Counsel, Styron LLC Legal Department: Styron LLC, 1000 Chesterbrook Blvd, Suite 300, Berwyn, PA 19312, USA..

12.7.	Seller acknowledges that the Goodyear-SRI Global Purchasing Company (“GSGPC”) acts solely as the purchasing agent for Buyer and Authorized Participants in relation to Goods under, and negotiations related to. this Agreement. Seller recognizes and agrees that Buyer is the party to this Agreement and not GSGPC. GSGPC shall have no liability for or obligations related to any contracts, invoices, purchase orders, or other agreements or arrangements for Goods executed by Buyer, the Authorized Participant or its Affiliates or executed by GSGPC on Buyer’s (or any of their Affiliates’) behalf. GSGPC may act as representative in the name and on behalf of the Buyer or any Authorized Participant during the Term of this Agreement.

12.8.	This Agreement may be terminated prior to end of the Term upon notice to the non-terminating parties as follows: (i) by Seller, as to Buyer, in the event the Buyer materially breaches this Agreement, (ii) by Buyer, as to Seller, in the event Seller materially breaches this Agreement (including, without limitation, any breaches that result in significant damages or any plant shut-down as to either Buyer or any Affiliate of either Buyer), (iii) as to any party that party breaches this Agreement (other than in respect of any material breach), with respect to the obligations to the breaching party of the party affected by such breach, in the event the affected party provides notice of such breach to the breaching party and the breaching party fails to cure such breach within 45 days after receiving such notice and (iv) immediately, without notice, as to any party in the event bankruptcy, receivership, insolvency or other similar proceedings are filed by or against such party, such party is or becomes insolvent or such party makes an assignment for the benefit of, or an arrangement with, the creditors of such party.

12.9.	Termination of this Agreement will not affect the rights of the parties arising prior to termination, and, in the event this Agreement is terminated as to a single Buyer, will not affect the rights of the remaining Buyer.

12.10.	Seller warrants that in its performance hereunder, it will comply with all applicable local, provincial, state, federal laws, rules and regulations, administrative and executive orders, and pertinent government procurement regulations including but not limited to REACH. In addition, Seller shall, at its expense, obtain and maintain all permits and licenses as necessary, and Seller shall give notices and comply with all orders of any public authority bearing on Seller’s performance under this Agreement.

12.11.	If any provision of this Agreement should be held invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall be replaced with a new provision which will allow the parties to this Agreement to achieve the intended economic result in a legally valid and effective manner.

12.12.	This Agreement shall be written in English.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the first date above written.

THE GOODYEAR TIRE & RUBBER COMPANY

By:	/s/ Mark W. Purtilar
Mark W. Purtilar
Vice President & Chief Procurement Officer

Attest:
Assistant Secretary

STYRON EUROPE GMBH

By:	/s/ Chris Pappas
Name:	Chris Pappas
Title:	President & Chief Executive Officer

SCHEDULE 1.1 THE AUTHORIZED PARTICIPANTS

Region	Participant	Address	Legal Entity	Country	Address
EMEA	GY LUXEMBOURG	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	GY FULDA	Kunzeller Strasse. 59/61 36043 Fulda, Germany	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	GY PHILIPPSBURG	Huttenhelmerlandstraße 105, Postfach 76852, D-76661 Philippsburg	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	DU HANAU	Dunlopstrasse 2, 63450 Hanau Germany	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	DU FUERSTENWALDE	Tränkeweg, Postfach 1440, D-15504 Fürstenwalde	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	DU WITTLICH	Justus von Liebig Straße, D-54516 Wittlich	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	DU AMIENS SOUTH	Avenue Roger du Moulin, CS71337, 80000 AMIENS	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	GY AMIENS NORTH	Avenue Roger du Moulin, F-80084 Amiens Cedex 2	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	DU MONTLUCON	Rue de Pasquis 1, B.P. 3246, F-03106 Montluçon	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	GY WOLVERHAMPTON	Stafford Road, Bushbury, Wolverhampton, West Midlands, WV10 6DH, UK	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	DU BIRMINGHAM	Tyrefort, 88-98 Wingfoot Way, Birmingham, B24 9HY, Great Britain	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	SAVA TIRES	Skofjeloska 6 4000 Kranj Slovenia	Goodyear Dunlop Tires Operations S.A.	Luxembourg	Avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg

	TC DEBICA	39-200 Debica, UL. I1 Maja 1, Lisa Street Debica, Republic of, Poland	Tire .Company. Debica S.A.	Poland	39-200 Debica, UL. I1 Maja 1, Lisa Street Debica, Republic of, Poland

	GY ADAPAZARI	P.K. 27 Beskopru Mevkil, TR - 54001 Adapazari, Sakarya, Turkey	Goodyear Lastikleri T.A.S.	Turkey	Buyukdere Caddesi, Maslak Meydani, No 41 Levent, Istanbul Turkey

	GY IZMIT	Ankara Yolu - Kullar, TR - 41001 Izmit, Kocaeli, Turkey	Goodyear Lastikleri T.A.S.	Turkey	Buyukdere Caddesi, Maslak Meydani, No 41 Levent, Istanbul Turkey

	GY UITENHAGE	Algoa Rd, PO Box 126, 6230 Uitenhage, South Africa	Goodyear South Africa (Pty) Ltd.	South Africa	Algoa Rd, PO Box 126, 6230 Uitenhage, South Africa

Region	Participant	Address	Legal Entity	Country	Address
ASIA	GY DALIAN	25 Shiqiao Street Shahekou District, Dalian P.R. China 116033	Goodyear Dalian Tire Company Limited	China	25 Shiqiao Street Shahekou District, Dalian P.R. China 116033

	GY PULANDIAN	No. 8 Zhenxin Road, Sea Bay Industrial Park, Pulandian, Liaoning Province, P.R.China	Goodyear Dalian Tire Company Limited	China	25 Shiqiao Street Shahekou District, Dalian P.R. China 116033

	GY BALABGARH	Mathura Road, Ballabgarh- 121004, Dist. Faridabad, Haryana, India	Goodyear India Limited	India	Mathura Road, Ballabgarh-121004, Dist. Faridabad, Haryana, India

	GY AURANGABAD	H-18 MIDC Industrial Area, Waluj, Aurangabad 431136, India	Goodyear South Asia Tyres Private Limited	India	H-18 MIDC Industrial Area, Waluj, Aurangabad 431136, India

	GY MALAYSIA	Lot 51, Persiaran Selangor, Seksyen 15, 40200 Shah Alam, Selangor, Malaysia	Goodyear Malaysia Berhad	Malaysia	Lot 51, Persiaran Selangor, Seksyen 15, 40200 Shah Alam, Selangor, Malaysia

	GY THAILAND	66 Q-House Building, 23rd Floor, Asoke Road, Sukumvit Soi 21, Klongtoey Nue, Wattana District, Bangkok 10110, Thailand	Goodyear (Thailand) Public Company Limited	Thailand	66 Q-House Building, 23rd Floor, Asoke Road, Sukumvit Soi 21, Klongtoey Nue, Wattana District, Bangkok 10110, Thailand

	GY INDONESIA	JL. Permuda No 27, Bogor 16161 HR. Rasuna Said X/5 Kav 2-3, Menara Kadin 30th Fl, Kuningan Timar, Yakarta 12950, Indonesia	PT. Goodyear Indonesia TBK	Indonesia	JL. Permuda No 27, Bogor 16161 HR. Rasuna Said X/5 Kav 2-3, Menara Kadin 30th Fl, Kuningan Timar, Yakarta 12950, Indonesia

	GY JAPAN	338 Nakai Tatsuno-cho, Tatsuno City, Hyogo, 679-4124 Japan	Nippon Giant Tire Kabushiki Kaisha	Japan	338 Nakai Tatsuno-cho, Tatsuno City, Hyogo, 679-4124 Japan

Region	Participant	Address	Legal Entity	Country	Address
LATIN AMERICA	GY VENEZUELA	Carretera Nacional Valencia - Los Guayos, Los Guayos, Estado Carabobo, Venezuela	Compania Anonima Goodyear De Venezuela	Venezuela	Carretera Nacional Valencia - Los Guayos, Los Guayos, Estado Carabobo, Venezuela

	GY PERU	Av. Argentina 6037 Carmen De La Legua Reynoso, Lima, Peru	Compania Goodyear Del Peru SA	Peru	Av. Argentina 6037 Carmen De La Legua Reynoso, Lima, Peru

	GY CHILE	Camino Melipilla Km 16, Maipu, Chile	Goodyear de Chile S.A.I.C	Chile	Camino Melipilla Km 16, Maipu, Chile

	GY COLOMBIA	Calle 10 # D15-39 Corregimiento Arroyohondo Yumbo, Columbia	Goodyear de Colombia S.A.	Colombia	Calle 10 # D15-39 Corregimiento Arroyohondo Yumbo, Columbia

	GY BRAZIL	Rua Dos Prazeres, 284 -Belenzinho - Sao Paulo - Brasil	Goodyear do Brasil Produtos De Borracha Ltda.	Brasil	Rua Dos Prazeres, 284 - Belenzinho - Sao Paulo - Brasil

	GY AMERICANA	Av Anhanguera, km 128 - Salto Grande - Americana - SP - Brasil	Goodyear do Brasil Produtos De Borracha Ltda.	Brasil	Av Anhanguera, km 128 - Salto Grande - Americana - SP - Brasil

Region	Participant	Address	Legal Entity	Country	Address
NORTH AMERICA	GY AKRON	1144 East Market Street Akron, Ohio 44316-0001	The Goodyear Tire & Rubber Company	USA	1144 East Market Street Akron, Ohio 44316-0001

			Goodyear Export, Inc.	USA	1144 East Market Street Akron, Ohio 44316-0001

			Goodyear International Corporation	USA	1144 East Market Street Akron, Ohio 44316-0001

			GIC Latin America	USA	1144 East Market Street Akron, Ohio 44316-0001

	DU BUFFALO	10 Sheridan Drive, Tonawanda, NY 14150	Goodyear Dunlop Tires North America, Ltd.	USA	1144 East Market Street Akron, Ohio 44316-0001

	GY DANVILLE	1901 Goodyear Boulevard, Danville, VA 24541	Goodyear Dunlop Tires North America, Ltd.	USA	1145 East Market Street Akron, Ohio 44316-0001

	GY FAYETTEVILLE	6650 Ramsey Street, Fayetteville, NC 28311	Goodyear Dunlop Tires North America, Ltd.	USA	1146 East Market Street Akron, Ohio 44316-0001

	GY GADSDEN	922 Meighan Blvd, Gadsden, AL 35903-1922	Goodyear Dunlop Tires North America, Ltd.	USA	1147 East Market Street Akron, Ohio 44316-0001

	GY LAWTON	1 Goodyear Blvd, Lawton, OK 73505	Goodyear Dunlop Tires North America, Ltd.	USA	1148 East Market Street Akron, Ohio 44316-0001

	GY MIX CENTER	1376 Tech Way Dr, Akron, OH 44316-0001	Goodyear Dunlop Tires North America, Ltd.	USA	1149 East Market Street Akron, Ohio 44316-0001

	GY SOCIAL CIRCLE	1 Wingfoot Way, Social Circle, GA 30025	Goodyear Dunlop Tires North America, Ltd.	USA	1150 East Market Street Akron, Ohio 44316-0001

	GY TOPEKA	2000 NW Highway 24, Topeka, KS 66618	Goodyear Dunlop Tires North America, Ltd.	USA	1152 East Market Street Akron, Ohio 44316-0001

Region	Participant	Address	Legal Entity	Country	Address
CANADA	GY MEDICINE HAT	1271 12th Street NW, Medicine Hat, Alberta, Canada TIC 1W8	Goodyear Canada Inc	Canada	450 Kipling Avenue Toronto, Ontario M8Z 5E1 Canada

	GY NAPANEE	388 Goodyear Rd., R. R. 7, Napanee, Ontario, Canada K7R 3L2	Goodyear Canada Inc	Canada	451 Kipling Avenue Toronto, Ontario M8Z 5E1 Canada

	GY VALLEYFIELD	2600 Blvd Monseigneur Langlois, Valleyfield, Quebec, CANADA J6S 5G6	Goodyear Canada Inc	Canada	452 Kipling Avenue Toronto, Ontario M8Z 5E1 Canada

SCHEDULE 1.2

THE SPECIFICATION

Product groups	Seller Product trade name	Buyer Product code name:
SSBR Enhanced	Sprintan SLR-4602 Product	Elliptic

SSBR Basic	Sprintan SLR-4601 Product	Batrinic
	Sprintan SLR-4630 Product	Mosellic
	Sprintan SLR-6430 Product	Canaric

ESBR dry	SB1502 Product	Binic
	SB1500 Product	Detrite

ESBR oil extended	SB1723 Product	Comodic
	SB1739 Product	Cheffic

Date: 08-11-03	Code: Batrinic

The Goodyear Technical Center

D/460D

Tire Materials Section

1376 Techway Dr.

Akron, OH 44306

E-mail Address curtis.domdera@goodyear.com

FAX: 1 330 - 796 - 3947

Attn: Curt Dom Dera

We acknowledge the receipt of and agree to comply with your Final Material Acceptance Specification covering

code Batrinic    Rev  #  0    Finalized 08-11-03

on all shipments on or after 08-21-03.

Our Trade Name or designation for material confirming with this specification is	SE SLR-4601

Producer Plant Location	DOW Central Germany, SE plant E94/C85

Company	BSL Olefinverbund GmbH, Schkopau

Division	Rubber

By	Helwart Arndt	Date	14.08.2003

Title	Quality coordination SE

Your prompt reply is appreciated.

THE GOODYEAR TIRE AND RUBBER COMPANY

Akron, Ohio 44309-3531

December 16, 2010

Dear Supplier

Attached is a copy of the new proposed Purchasing Materials Specification for Goodyear code Binic rev # 4. proposal 2 (your)

You are listed as the contact for this material, please complete and return the information below. If you are not the appropriate person please forward this information to the responsible party in your organization.

Please respond to this specification by marking one of the following:

X	We accept the proposed specification

We do not accept the specification as written (explain):

Be advised that by signing this form, you agree to exercise care to prevent the disclosure of the proposed Purchasing Materials Specification to any third party.

Signed:
Title:	GLOBAL PRODUCT MANAGER

Any shipments made in the interim period, until this specification becomes final, will be tested against our current specification

Please reply by 11-29-10 as our goal is to implement this as a Final specification approximately three weeks after acceptance. (Actual date will be covered by separate communication).

Please send your response via e-mail as follows:

To:

gplatz@goodyear.com

Or Fax to: 1-330-796-3947.

Thank you,
Gary Platz

Date: 05-13-08	Code: Elliptic

The Goodyear Technical Center

D/460D

Tire Materials Section

1376 Techway Dr.

Akron, OH 44306

E-mail Address gplatz@goodyear.com

Fax 330-796-3947

Attn: Gary Platz

We acknowledge the receipt of and agree to comply with your Final Material Acceptance Specification covering

code Elliptic    Rev # 0    Finalized 05-13-08

on all shipments on or after 05-20-08.

Our Trade Name or designation for material confirming with this specification is	XZ87082.01

Producer Plant Location	Schkopau/Germany

Company	Dow

Division	Dow Synthetic Rubber

By	Rafael Cayuela	Date	05-14-08

Title	Product Manager Dow Synthetic Rubber

Your prompt reply is appreciated.

THE GOODYEAR TIRE AND RUBBER COMPANY

Akron, Ohio 44309-3531

April 29, 2008

Name Joachim Kiesekamp

Company DOW

Dear Joachim,

Attached is a copy of the new proposed Purchasing Materials Specification for Goodyear code Elliptic rev # 0, proposal 1

(your)

You are listed as the contact for this material, please complete and return the information below. If you are not the appropriate person please forward this information to the responsible party in your organization.

Please respond to this specification by marking one of the following:

X	We accept the proposed specification

We do not accept the specification as written (explain):

Be advised that by signing this form, you agree to exercise care to prevent the disclosure of the proposed Purchasing Materials Specification to any third party.

Signed:
Title:	PRODUCT MANAGER

Please reply by 04-14-08 as our goal is to implement this as a Final specification approximately one week after acceptance. (Actual Date will be covered by separate communication.

Please send your response via e-mail as follows (to):

Kelley_Gallagher@goodyear.com    and    gplatz@goodyear.com

Or Fax 1-330-796-3947.

Thank you,
Gary Platz Tire Materials

THE GOODYEAR TIRE & RUBBER COMPANY

GLOBAL MATERIALS ACCEPTANCE SPECIFICATION

Purchasing Specification

1. Material Code:

Originated:	01-30-08	Material Code:	Elliptic
Proposed:	03-17-08
Finalized:
SIS Effective:
Author:	Andreas Frantzen

Revision: 0 - New purchasing specification

2. Material Description:

This material is a non staining, thio-functionalized, tin coupled, solution polymerized copolymer of butadiene and styrene, containing 21% bound styrene and 50% vinyl-butadiene (of RHC). This material is stabilized by 0.15 PHR of Goodyear approved stabilizers and meets the requirements of this specification, including the material test targets and tolerances specified in Sections 3.1 and 3.2.

This material shall be free of extraneous and foreign material and shall conform to the following conditions.

2.1	Form: Bale, approximately 25 kg

2.2	Color: Off-white

2.3	Specific Gravity: 0.94

2.4	Copper:	ppm, 6.0 Maximum

2.5	Manganese:	ppm, 6.0 Maximum

2.6	Total Ash, %:	0.3 Maximum		Method:	ASTM D5667

2.7	Tg, C by DSC: -23		+/- 2.0	Method:	ASTM D3418
(Inflection pt, 20C/min heating rate)

2.8	Packaging: The Supplier must conform to the requirements documented in Goodyear’s Package label Specification.

2.9	Age (Suppliers Responsibility): Suppliers can not ship material more than 12 months from date of manufacture.

Age (Goodyear Plant Responsibility - for Goodyear internal use only): Material must be used in production by 15 months from the date of manufacture.

3. Material Testing:

3.1	Materials Acceptance Tests:

B Tests are defined under Section 3.1. are explicitly assured characteristic properties. Test data must be reported for each shipment in S.I.S. Tests are mandatory for Supplier

No.	Test Description	SIS#	Target	Tolerance	Method

B1.	Mooney Viscosity, ML 1+ 4, 100C unmassed	(1)	[*****]	[*****]	ASTM D1646

B2.	Bound Styrene, %	(2)	[*****]	[*****]	QA 5114-01

B3.	Vinyl-butadiene, % of RHC	(3)	[*****]	[*****]	QA 5114-01

B4.	Volatile Matter, %	(5)	[*****]	[*****]	ASTM D5668

3.2	Materials Reference Tests:

C Tests are for initial material approval, re-approval as defined in Goodyear’s Global Supplier Source Approval Procedures, new test introductions, and quality monitoring. Testing is required on a frequency of 1 test per quarter for each approved supplier location. The specific test sample should be from a lot that is being shipped to a Goodyear or Goodyear affiliated facility, test results identified by the lot number, manufacture date and shipping date of the material tested should be sent to Tire Materials, GTC*A, Akron, OH 44309. Testing may also need to be reported when required by Goodyear SQA, GTC*A, GTC*L, or GOCPL.

No.	Test Description	Target	Tolerance	Method

4. Supplier Compliance Requirements:

4.1	The Supplier is responsible for obtaining regulatory registration and/or notification of this product, and its chemical composition, in all countries as follows:

1.	Countries in which the material is produced.

2.	Countries to which the Supplier ships the material for use in The Goodyear and Goodyear affiliated manufacturing locations.

4.2

On all materials, Goodyear reserves the option of a compound test and/or a factory trial as a deciding factor on the acceptance or rejection of any material. Testing may involve analytical methods such as GPC, HPLC and GCMS, as appropriate. Compound testing may include conventional or special test methods, and factory trials may range from mixing, extrusion, calendering, and/or tire building & testing.

4.3	Changes in Material Manufacturing or Manufacturing Plants:

There shall be no change in the types of raw materials, method of production, and/or plant location used in the manufacturing of this Goodyear material code without approval of both the responsible Regional Purchasing Department and Akron Tire Materials Section (including approval recommendations from GTC*L Materials).

4.4	Test data reported in Sections 3.1 and 3.2 and material property characteristics stated in Section 2 are explicitly assured and meet the raw materials specification as detailed in this document.

4.5	The material as received at a Goodyear or Goodyear affiliated facility will be in conformance to Goodyear’s Packaging and Labeling Specification. The supplier is obligated to obtain a current copy of this specification.

4.6	The materials as received at a Goodyear or Goodyear affiliated receiving facility will be within the age limits specified in Goodyear’s policy controlling age limits.

4.7	It is a requirement that all suppliers use the Supplier Information System (SIS) when sending Certificates of Analysis (COA) quality data on each shipment. If multiple production lots of a product are sent, quality data for each lot must be entered.

Date: 06-08-04	Code: Mosellic

The Goodyear Technical Center

D/460D

Tire Materials Section

1376 Techway Dr.

Akron, OH 44306

E-mail Address    curtis.domdera@goodyear.com

FAX: 1 330-796-3347

Attn:    Curt Dom Dera

We acknowledge the receipt of and agree to comply with your Final Material Acceptance Specification covering

code Mosellic    Rev # 0    Finalized 06-08-04

on all shipments on or after 06-15-04

Our Trade Name or designation for material confirming with this specification is	SE SLR-4630

Producer Plant Location	DOW Olefinverbund GmbH SE plant Schkopau

Company	DOW Europe

Division	Synthetic Rubber

By		Date	11.06.2004

Title	H. Arndt (quality coordination SE)

Your prompt reply is appreciated.

DOW RESTRICTED - For internal use only

THE GOODYEAR TIRE & RUBBER COMPANY

GLOBAL MATERIALS ACCEPTANCE SPECIFICATION

Purchasing Specification

1. Material Code:

Originated:	03-04-04	Material Code: Mosellic
Proposed:	05-25-04
Finalized:	06-08-04
SIS Effective:	06-15-04
Author:	Brad Gulas

Revision: 0 - Establish new code and purchasing specification

2. Material Description:

This material is a staining, methoxysilano-functionalized solution polymerized copolymer of butadiene and styrene, containing 25% bound styrene and 47% vinyl-butadiene (of RHC). This polymer has been extended with 37.5 PHR of TDAE oil (Goodyear code Sydnine), stabilized by 0.15 PHR of Goodyear approved stabilizers and meets the requirements of this specification, including the material test targets and tolerances specified in Sections 3.1 and 3.2.

This material shall be free of extraneous and foreign material and shall conform to the following conditions.

2.1	Form: bale, approximately 25 kg

2.2	Color: yellowish to dark yellowish

2.3	Specific Gravity: 0.94

2.4	Copper: ppm, 6.0 Maximum

2.5	Manganese: ppm, 6.0 Maximum

2.6	Total Ash, %: 0.3 Maximum	Method:	ASTM D5667

2.7	Tg (inflection pt.), C: -25.5 +/- 2.0	Method:	ASTM D3418
20C / min heating rate

2.8	Moving Die Rheometer (0.5 deg Arc, 1.7 Hz, 160C)		ASTM D5289
	Standard Formulation		ASTM D3185-2B
	Reference Carbon Black (IRB7)		ASTM D3185
	Mixing Method (Banbury / Mill Mix)		ASTM D3185

1. ML, dNm	2.5	+/- 1.0
2. MH, dNm	14.0	+/- 2.0
3. tsl, min	4.50	+/- 1.0
4. t'50, min	10.5	+/- 1.5
5. t'90, min	16.5	+/- 2.5

2.9	Packaging: The Supplier must conform to the requirements documented in Goodyear’s Package label Specification.

2.10	Age: Suppliers can not ship material more than 24 months from date of manufacture.

3. Material Testing:

3.1	Materials Acceptance Tests:

B Tests are defined under Section 3.1. are explicitly assured characteristic properties. Test data must be reported for each shipment in S.I.S. Tests are mandatory for Supplier

No.	Test Description	SIS#	Target	Tolerance	Method

B1.	Mooney Viscosity,	(1)	[*****]	[*****]	ASTM D1646

B2.	Bound Styrene, %	(2)	[*****]	[*****]	QA 5114-01

B3.	Vinyl-butadiene, % of RHC	(3)	[*****]	[*****]	QA 5114-01

B4.	Oil Content, % of RHC	(4)	[*****]	[*****]	ASTM D5774

B5.	Volatile Matter, %	(5)	[*****]	[*****]	ASTM D5668

3.2	Materials Reference Tests:

C Tests are for initial material approval, re-approval as defined in Goodyear’s Global Supplier Source Approval Procedures, new test introductions, and quality monitoring. Testing is required on a frequency of 1 test per quarter for each approved supplier location. The specific test sample should be from a lot that is being shipped to a Goodyear or Goodyear affiliated facility. Test results identified by the lot number, manufacture date and shipping date of the material tested should be sent to Tire Materials, GTC*A, Akron, OH 44309. Testing may also need to be reported when required by Goodyear SQA, GTC*A, GTC*L, or GOCPL.

No.	Test Description	Target	Tolerance	Method
None

4. Supplier Compliance Requirements:

4.1	The Supplier is responsible for obtaining regulatory registration and/or notification of this product, and its chemical composition, in all countries as follows:

1.	Countries in which the material is produced.

2.	Countries to which the Supplier ships the material for use in the Goodyear and Goodyear affiliated manufacturing locations.

4.2	On all materials, Goodyear reserves the option of a compound test and/or a factory trial as a deciding factor on the acceptance or rejection of any material. Testing may involve analytical methods such as GPC, HPLC and GCMS, as appropriate. Compound testing may include conventional or special test methods, and factory trials may range from mixing, extrusion, calendering, and/or tire building & testing.

4.3	Changes in Material Manufacturing or Manufacturing Plants:

There shall be no change in the types of raw materials, method of production, and/or plant location used in the manufacturing of this Goodyear material code without approval of both the responsible Regional Purchasing Department and Akron Tire Materials

Section (including approval recommendations from GTC*L Materials).

4.4	Test data reported in Sections 3.1 and 3.2 and material property characteristics stated in Section 2 are explicitly assured and meet the raw materials specification as detailed in this document.

4.5	The material as received at a Goodyear or Goodyear affiliated facility will be in conformance to Goodyear’s Packaging and Labeling Specification. The supplier is obligated to obtain a current copy of this specification.

4.6	The materials as received at a Goodyear or Goodyear affiliated receiving facility will be within the age limits specified in Goodyear’s policy controlling age limits.

4.7	It is a requirement that all suppliers use the Supplier Information System (SIS) when sending Certificates of Analysis (COA) quality data on each shipment. If multiple production lots of a product are sent, quality data for each lot must be entered.

THE GOODYEAR TIRE & RUBBER COMPANY

GLOBAL MATERIALS ACCEPTANCE SPECIFICATION

Purchasing Specification

1. Material Code:

Originated:	07-06-10	Material Code: BINIC
Proposed:	07-23-10
Finalized:	01-04-10
SIS Effective:	01-18-11
Author:	Alesia Salberg

Revision: 4 - Replaces Binic revision 3, finalized 1-25-02

2. Material Description:

This material is a non staining copolymer of butadiene and styrene (SBR), which is free of nitrosamines and nitrosamine generating ingredients. This material is produced by cold emulsion polymerization at 10 °C or lower, emulsified by a mixture of soaps of organic acids, and stabilized with a non-staining antioxidant. This material shall meet the requirements of this specification, including the material test targets and tolerances specified in Sections 3.1 and 3.2.

This material shall be free of extraneous and foreign material and shall conform to the following conditions.

2.1	Form: Bale

2.2	Color: Off White

2.3	Specific Gravity:	0.94 Typical	ELATester

2.4	Tg (inflection): °C,	-55 Typical	ASTM D3418

2.5	Total Ash: %,	1.5 Maximum	ASTM D5667

2.6	Extractables: %,	8.0 +/- 2.0	ASTM D5774

2.7 Packaging: The Supplier must conform to the requirements documented in Goodyear’s Package label Specification.

2.8 Age (Supplier Responsibility): Material cannot be shipped more than 24 months from the date of manufacture.

Stabilizer shall be sufficient to maintain Mooney Viscosity within the age limit

Age (Goodyear Plant Responsibility): Material must be used in production by 27 months from the date of manufacture.

3. Material Testing:

3.1 Materials Acceptance Tests:

B Tests defined under Section 3.1. are explicitly assured characteristic properties. Test data must be reported for each shipment in SIS. Tests are mandatory for Supplier:

No.	Test Description Method	SIS#	Target	Tolerance

B1.	Massed Mooney Viscosity ASTM D1646 ML 1 + 4, 100 °C	(1)	[*****]	+/- 3.5

B2.	Volatile Matter: %, ASTM D5668	(2)	[*****]	Maximum

B3.	Bound Styrene: % of RHC, ASTM D5775*	(3)	[*****]	+/- 1.2
	*equivalent IR and NMR method accepted

B4.	Organic Acid: %, ASTM D5774	(4)	[*****]	+/- 1.0

3.2 Materials Reference Tests:

C Tests are for initial material approval, re-approval as defined in Goodyear’s Global Supplier Source Approval Procedures, new test introductions, and quality monitoring. Testing is required on a frequency of 1 test per quarter for each approved supplier location. The specific test sample should be from a lot that is being shipped to a Goodyear or Goodyear affiliated facility. Test results identified by the lot number, manufacture date and shipping date of the material tested should be sent to Tire Materials, GIC*A, Akron, OH 44309. Testing may also need to be reported when required by Goodyear SQA, GIC*A, GIC*L, or GOCPL.

No.	Test Description	Target	Tolerance	Method
*No C tests*

4. Supplier Compliance Requirements:

4.1	The Supplier is responsible for obtaining regulatory registration and/or notification of this product, and its chemical composition, in all countries as follows:

1.	Countries in which the material is produced.

2.	Countries to which the Supplier ships the material for use in the Goodyear and Goodyear affiliated manufacturing locations.

4.2	On all materials, Goodyear reserves the option of a compound test and/or a factory trial as a deciding factor on the acceptance or rejection of any material. Testing may involve analytical methods such as GPC, HPLC and GC-MS, as appropriate. Compound testing may include conventional or special test methods, and factory trials may range from mixing, extrusion, calendering, and/or tire building & testing.

4.3	Changes in Material Manufacturing or Manufacturing Plants: There shall be no change in the types of raw materials, method of production, and/or plant location used in the manufacturing of this Goodyear material code without approval of both the responsible Regional Purchasing Department and Akron Tire Materials Section (including approval recommendations from GIC*L Materials).

4.4	Test data reported in Sections 3.1 and 3.2 and material property characteristics stated in Section 2 are explicitly assured and meet the raw materials specification as detailed in this document.

4.5	The material as received at a Goodyear or Goodyear affiliated facility will be in conformance to Goodyear’s Packaging and Labeling Specification. The supplier is obligated to obtain a current copy of this specification.

4.6	The materials as received at a Goodyear or Goodyear affiliated receiving facility will be within the age limits specified in Goodyear’s policy controlling age limits.

4.7	It is a requirement that all suppliers use the Supplier Information System (SIS) when sending Certificates of Analysis (COA) quality data on each shipment. If multiple production lots of a product are sent, quality data for each lot must be entered.

SCHEDULE 1.3

QUANTITIES

Product Group	2011	2012	2013	2014	2015

SSBR Enhanced	[*****]	[*****]	[*****]	[*****]	[*****]
SSBR Basic	[*****]	[*****]	[*****]	[*****]	[*****]
ESBR dry	[*****]	[*****]	[*****]	[*****]	[*****]
ESBR oil ext.	[*****]	[*****]	[*****]	[*****]	[*****]
Contract Year Totals	[*****]	[*****]	[*****]	[*****]	[*****]

The quantities set forth in the table above are in metric tonnes.

SCHEDULE 1.4

THE FIXED FEE TABLE

Product Group	Fixed Fee For 2011 (Euro/mt)	2012 – 2015 Fixed Fee limits range vs 2011 for existing grades of Products (Euro/mt)
SSBR Enhanced	[*****]	[*****]
SSBR Basic	[*****]	[*****]
ESBR Dry	[*****]	[*****]
ESBR Oil Ext.	[*****]	[*****]

SCHEDULE 1.5

BUTADIENE, STYRENE MONOMER AND OIL CONSTITUENTS

Product groups	Seller Product trade name	Buyer Product code name:	Constituents
			BD	SM	Oil
SSBR Enhanced	Sprintan SLR-4602	Elliptic	[*****]	[*****]	[*****]

SSBR Basic	Sprintan SLR-4601	Batrinic	[*****]	[*****]	[*****]
	Sprintan SLR-4630	Mosellic	[*****]	[*****]	[*****]
	Sprintan SLR-6430	Canaric	[*****]	[*****]	[*****]

ESBR dry	SB1500	Detrite	[*****]	[*****]	[*****]
	SB1502	Binic	[*****]	[*****]	[*****]

ESBR oil extended	SB1723	Comodic	[*****]	[*****]	[*****]
	SB1739	Cheffic	[*****]	[*****]	[*****]

SCHEDULE 1.6

DELIVERY LOCATIONS (2011), TRANSPORTATION COST

Country	Location	INCO 2000 Term for 2011	Currency	Freight 2011
EUROPE
France	GY DUNLOP Amiens	DDP	€	[*****]
France	GY Usine Amien	DDP	€	[*****]
France	GY DUNLOP Amiens Montlucon	DDP	€	[*****]
Germany	Fulda	DDP	€	[*****]
Germany	Fuerstenwalde	DDP	€	[*****]
Germany	Hanau	DDP	€	[*****]
Germany	Wittlich	DDP	€	[*****]
Germany	Philippsburg	DDP	€	[*****]
Luxemburg	GY S A / LUXEMBOURG	DDP	€	[*****]
Luxemburg	GY S A / LUX. Rec. Dept.	DDP	€	[*****]
Slovenia	SAVA TIRES DOO	FCA	€	[*****]
Poland	DEBICA SA TYRE CO	FCA	€	[*****]
UK	GY DUNLOP TYRES	DDP	€	[*****]
LATIN AMERICA
Chile	GOODYEAR DE CHILE S A I C	FCA	US$	[*****]
ASIA
China	GOODYEAR DALIAN TIRE	CFR	US$	[*****]
Indonesia	GY INDONESIA TBK	CFR	US$	[*****]
Malaysia	GY MALAYSIA BERHAD	CFR	US$	[*****]
Phillipines	GY PHILIPPINES	FCA	US$	[*****]
Taiwan	GY TAIWAN	CFR	US$	[*****]
Thailand	GY THAILAND PUBLIC	CFR	US$	[*****]
IMEA
India	GY INDIA	CIF	US$	[*****]
S.Africa	GY SA PTY LTD	FCA	US$	[*****]
Turkey	GY LASTIKLERI T A S	FCA	US$	[*****]
NORTH AMERICA
Canada	GOODYEAR CANADA Valleyfield	FCA	US$	[*****]
USA	Akron (Archwood Ave) GY TIRE & RUBBER	FCA	US$	[*****]
USA	Akron (Tech Way Dr)	FCA	US$	[*****]
USA	Akron (mixing center)	FCA	US$	[*****]
USA	Tonawanda	FCA	US$	[*****]
USA	Gadsden	FCA	US$	[*****]
USA	Fayetteville	FCA	US$	[*****]
USA	Oklahoma GY TIRE & RUBBER	FCA	US$	[*****]

SCHEDULE 1.7

REQUIREMENTS FROM GOODYEAR’S GOVERNMENT CONTRACTS

Clause Number	Title
FAR 52.203-13 (Apr. 2010)	Contractor Code of Business Ethics and Conduct

FAR 52.219-8 (May 2004)	Utilization of Small Business Concerns

FAR 52.219-9 Apr. 2008), with Alternate II (Oct. 2001)	Small Business Contracting Plan

FAR 52-222-26 (Mar. 2007)	Equal Opportunity

FAR 52.222-35 (Sept. 2010)	Equal Opportunity for Veterans

FAR 52.222-36 (Oct. 2010)	Affirmative Action for Workers with Disabilities

Clause Number	Title

FAR 52.222-50 (Feb. 2009)	Combating Trafficking in Persons

FAR 52.222-99 (June 2010)	Notification of Employee Rights under the National Labor Relations Act

DFARS 252.225-7009 (July 2009)	Restriction on Acquisition of Certain Articles Containing Specialty Metals

DFARS 252.246-7003 (Jan. 2007)	Notification of Potential Safety Issues

DFARS 252.247-7023 (May 2002)	Transportation of Supplies By Sea

Other Requirements from Prime Contract.

Rated Order. The Prime Contract is a rated order certified for national defense use, and Supplier shall follow all applicable requirements of the Defense Priorities and Allocations System regulation (15 CFR 700), including the requirement to flow down this clause to its suppliers and subcontractors. The priority assigned to this order is DOA4.

Debarment and Suspension. By signing this Agreement, Supplier hereby certifies pursuant to FAR 52.209-6 that neither it, nor its principals are debarred, suspended, or proposed for debarment or suspension by the Federal Government.

Representations required to implement provisions of Executive Order 11246—

Affirmative Action Compliance. To the extent Supplier conducts operations in the United States, Supplier represents that (i) it has developed and has on file, at each establishment, affirmative action programs required by rules and regulations of the Secretary of Labor (41 CFR Parts 60-1 and 60-2).

Author: GPDIS SYSTEM	Dow Europe GmbH
Bachtobelstrasse 3, P.O. Box
CH-8810 Horgen
Switzerland

THE DOW CHEMICAL COMPANY	Page: 1
SPECIFICATION

Date Printed: 28 MAR 2006

SPECIFIED MATERIAL: 00122113-C103	Effective: 14 SEP 2005
Supersedes: 16 JUN 2005

NAME: SE SLR-4601

MATERIAL DESCRIPTION:

Color: white to yellow

Odor: characteristic

Appearance/Physical State: bales

Description Note:

SE SLR-4601 is a styrene-butadiene synthetic rubber, produced by solution polymerization. It is a product with a medium styrene, a high vinyl content. SE SLR-4601 is partially radial branched, chemically modified and non-staining stabilized. The product is widely used in the tyre industry and also for high-quality technical rubber articles.

TEST REQUIREMENTS

TEST ITEM AND CONDITION	LIMIT	UNIT	METHOD	N

Bound Styrene	[*****]	%	Test method in development	1

Vinyl	[*****]	%	Test method in development	2

Vinyl Content	[*****]	%	Test method in development	3

Volatile Matter	[*****]	%	ASTM D5668	4

Stabilizer	[*****]	% wt	Supplier	5

Ash	[*****]	%	ASTM D5667

Mooney Viscosity ML 1+4, Unmassed	[*****]	unit	ASTM D1646

Mooney Viscosity ML 1+4, Unmassed Maximum Value	[*****]	unit	ASTM D1646

Mooney Viscosity ML 1+4, Unmassed Minimum Value	[*****]	unit	ASTM D1646

Continued on Next Page

DOW RESTRICTED - For internal use only

THE DOW CHEMICAL COMPANY	Page: 2
CUSTOMER SPECIFICATION

SPECIFIED MATERIAL: 00122113-C103 NAME: SE SLR-4601	Effective: 14 SEP 2005

TEST REQUIREMENTS (CONTINUED)

TEST ITEM AND CONDITION	LIMIT	UNIT	METHOD	N

Scorch Time Ts1	[*****]	min	ASTM D5289	6

Scorch Time Ts2	[*****]	min	ASTM D5289

Conversion Time T50	[*****]	min	ASTM D5289

Conversion Time T90	[*****]	min	ASTM D5289

Torque MHF	[*****]	dN.m	ASTM D5289

Torque ML	[*****]	dN.m	ASTM D5289

Tensile Strength	[*****]	MPa	ASTM D412

Ultimate Elongation	[*****]	%	ASTM D412

Modulus 300	[*****]	MPa	ASTM D412

TEST REQUIREMENTS NOTES:

1.	FTIR

2.	FTIR

3.	FTIR

4.	1 hour at 105degr.C in a forced circulation oven, amount 5g

5.	HPLC

6.	For the rheometric properties of the test compound: test compound 100phr rubber; 50phr IRB7; 1.5phr stearic acid; 3.0phr ZnO; 5.0phr aromatic oil, 1.75phr sulfur; 1.0phr CBS; Monsanto Rheometer MDR2000; T:160degr.C; f:1.7Hz; arc:0.5degr terms of cure: vulcanisation time:20min/ vulcanisation temp. 160 deg.C tensile strength, ultimate elongation and modulus: dumbbell Die C

Continued on Next Page
DOW RESTRICTED - For internal use only

THE DOW CHEMICAL COMPANY	Page: 3
CUSTOMER SPECIFICATION

SPECIFIED MATERIAL: 00122113-C103 NAME: SE SLR-4601	Effective: 14 SEP 2005

NOTES

1.	Marking on each delivery unit : trade name, producer, company, lot number, net weight.

Packaging, transport, storage: packed in rectangular bales with a weight of 25kg+- 0.5kg, wrapped in PE film with a melting range up to 110°C and thickness of 0.05mm.

The primery film is marked with company symbol and product name.

2.	The transport must be carried out in closed boxes. The bales must be placed into the crates in such a way, that they do not glue with the crate. The bales must be protected against contamination and sunlight. Rubber must be stored in a cool, dry place at temperatures below 30°C.

INFORMATION OR DISTRIBUTION RESTRICTED TO THIS CUSTOMER AND THE DOW CHEMICAL COMPANY.

READ PRECAUTIONARY INFORMATION AND MATERIAL SAFETY SHEETS. THIS PRODUCT IS SHIPPED IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS REGARDING CLASSIFICATION, PACKAGING, SHIPPING AND LABELING.

DOW RESTRICTED - For internal use only

THE GOODYEAR TIRE & RUBBER COMPANY

GLOBAL MATERIALS ACCEPTANCE SPECIFICATION

Purchasing Specification

1. Material Code:

Originated:	02-24-06	Material Code: Batrinic
Proposed:	03-09-06
Finalized:
SIS Effective:
Author:	Aaron Ryba

Revision:	1	-	Replaces revision 0, finalized on 08-11-03
		-	Change Mooney range to 50.0 5.0

2. Material Description:

This material is a non-staining, Tin-coupled, Amino functionalized solution polymerized copolymer of butadine and styrene, SSBR, with 21% bound styrene, 50% vinyl content (on RHC). This material is stabilized by 0.14 phr of a Goodyear approved AO and meets the requirements of this specification, including the material test targets and tolerances specified in Sections 3.1 and 3.2.

This material shall be free of extraneous and foreign material and shall conform to the following conditions.

2.1	Form: Bale approx. 25kg or approved Goodyear equivalent

2.2	Color: Off-white

2.3	Specific Gravity: 0.94

2.4	Copper:	ppm, 6.0 Maximum

2.5	Manganese:	ppm, 6.0 Maximum

2.6	Tg, C by DSC: -23.0 +/- 2.0		Method: ASTM D3418
(Inflection pt, 20C/min heating rate)

2.7	Total Ash, %:	0.30 Maximum	Method: ASTM D5667

2.8	Rheometer		Method: ASTM D5289
Moving Die Rheometer, (MDR2000, 100 cpm, 0.5 deg arc,160C)
Compound Formulation (Note 2)
Lab Banbury / Mill Mix

1.	ML, dN.m	2.00	+/- 0.5
2.	MH, dN.m	17.0	+/- 2.0
3.	ts1, minutes	4.50	+/- 1.0
4.	t’50, minutes	6.50	+/- 1.5

5.	t’90, minutes	12.0	+/- 2.5

Note 2: Formulation for Testing Vulcanizate

Two Stage Banbury Mix

Batrinic	[*****]	[*****]
IRB7	[*****]	[*****]
Oil	[*****]	[*****]
Zinc Oxide	[*****]	[*****]
Stearic Acid	[*****]	[*****]
Total	[*****]	[*****]

First Stage Mix	[*****]	[*****]
Sulfur	[*****]	[*****]
CBS	[*****]	[*****]
Total	[*****]	[*****]

2.9	Packaging: The Supplier must conform to the requirements documented in Goodyear’s Package label Specification.

2.10	Age: Suppliers can not ship material more than 24 months from date of manufacture.

3. Material Testing:

3.1	Materials Acceptance Tests:

B Tests are defined under Section 3.1. are explicitly assured characteristic properties. Test data must be reported for each shipment in S.I.S. Tests are mandatory for Supplier

No.	Test Description	SIS#	Target	Tolerance	Method

B1.	Mooney Viscosity Unmassed, ML 1 @ 100C	(1)	[*****]	+/- 5.0	ASTM D1646

B2.	Bound Styrene, %	(2)	[*****]	+/- 1.0	QA 5114-01

B3.	Vinyl Content, % % of RHC	(3)	[*****]	+/- 2.0	QA 5114-01

B4.	Volatile Matter, %	(4)	[*****]	Maximum	ASTM D5668

3.2	Materials Reference Tests:

C Tests are for initial material approval, re-approval as defined in Goodyear’s Global Supplier Source Approval Procedures, new test introductions, and quality monitoring. Testing is required on a frequency of 1 test per quarter for each approved supplier location. The specific test sample should be from a lot that is being shipped to a Goodyear or Goodyear affiliated facility. Test results identified by the lot number, manufacture date and shipping date of the material tested should be sent to Tire

Materials, GTC*A, Akron, OH 44309, Testing may also need to be reported when required by Goodyear SQA, GTC*A, GTC*L, or GOCPL.

No.	Test Description	Target	Tolerance	Method

None

4. Supplier Compliance Requirements:

4.1	The Supplier is responsible for obtaining regulatory registration and/or notification of this product, and its chemical composition, in all countries as follows:

1.	Countries in which the material is produced.

2.	Countries to which the Supplier ships the material for use in the Goodyear and Goodyear affiliated manufacturing locations.

4.2	On all materials, Goodyear reserves the option of a compound test and/or a factory trial as a deciding factor on the acceptance or rejection of any material. Testing may involve analytical methods such as GPC, HPLC and GCMS, as appropriate. Compound testing may include conventional or special test methods, and factory trials may range from mixing, extrusion, calendering, and/or tire building & testing.

4.3	Changes in Material Manufacturing or Manufacturing Plants: There shall be no change in the types of raw materials, method of production, and/or plant location used in the manufacturing of this Goodyear material code without approval of both the responsible Regional Purchasing Department and Akron Tire Materials Section (including approval recommendations from GTC*L Materials).

4.4	Test data reported in Sections 3.1 and 3.2 and material property characteristics stated in Section 2 are explicitly assured and meet the raw materials specification as detailed in this document.

4.5	The material as received at a Goodyear or Goodyear affiliated facility will be in conformance to Goodyear’s Packaging and Labeling Specification. The supplier is obligated to obtain a current copy of this specification.

4.6	The materials as received at a Goodyear or Goodyear affiliated receiving facility will be within the age limits specified in Goodyear’s policy controlling age limits.

4.7	It is a requirement that all suppliers use the Supplier Information System (SIS) when sending Certificates of Analysis (COA) quality data on each shipment. If multiple production lots of a product are sent, quality data for each lot must be entered.

THE GOODYEAR TIRE AND RUBBER COMPANY

Akron, Ohio 44309-3531

March 29, 2006

Name Hagen Bartossek

Company DOW

Dear Hagen

Attached is a copy of the new proposed Purchasing Materials Specification for Goodyear code Batrinic rev # 1, proposal 1 (your)

You are listed as the contact for this material, please complete and return the information below. If you are not the appropriate person please forward this information to the responsible party in your organization.

Please respond to this specification by marking one of the following:

X	We accept the proposed specification

We do not accept the specification as written (explain):

Be advised that by signing this form, you agree to exercise care to prevent the disclosure of the proposed Purchasing Materials Specification to any third party.

Signed:
Title:	PRODUCT DIRECTOR

Please reply by 03-30-06 as our goal is to implement this as a Final specification approximately three weeks after acceptance. (Actual date will be covered by separate communication). (In addition to your acceptance of this specification you must have completed a Goodyear Supplier Quality Audit and a Chemical/Material Information Sheet).

Please send your response via e-mail as follows:

aaron_ryba@goodyear.com and gplatz@goodyear.com

Or Fax 1-330-796-3947.

Thank you,
Gary Platz
Tire Materials

Date: 04-28-06	Code: Canaric

The Goodyear Technical Center

D/460D

Tire Materials Section

1376 Techway Dr.

Akron, OH 44306

E-mail Address gplatz@goodyear.com

FAX: 1 330-796-3947

Attn: Gary Platz

We acknowledge the receipt of and agree to comply with your Final Material Acceptance Specification covering code Canaric Rev # 0 Finalized 04-28-06

on all shipments on or after 05-05-06

Our Trade Name or designation for material confirming with this specification is St SLR 6430

Producer Plant Location SSBR - SCHOPAU / GERMANY

Company DOW EUROPE GMBH

Division DOW SYNTHETIC RUBBER & NORDEL

By	CRAIG ARNOLD	Date 02/05/2006

Title	PRODUCT DIRECTOR

Your prompt reply is appreciated.

THE GOODYEAR TIRE & RUBBER COMPANY

GLOBAL MATERIALS ACCEPTANCE SPECIFICATION

Purchasing Specification

1. Material Code:

Originated:	04-11-06	Material Code: Canaric
Proposed:	04-11-06
Finalized:	04-28-06
SIS Effective:	05-05-06
Author:	Denis Lambert

Revision: 0 - Establish new code and purchasing specification

2. Material Description:

This material is a staining, oil extended, methoxysilano-functionalized solution polymerized copolymer of butadiene and styrene, SSBR, with 40% bound styrene, 14.4% vinyl content (on RHC), stabilized by 0.27 phr of a Goodyear approved stabilizer. Oil used for extension shall be a TDAE type oil with a DMSO extract (IP346) level of < 3.0%. The extender oil shall have a viscosity at 100C of 16-23 cSt (ASTM D445), a density at 15C of 0.93-0.97 g/cm3 (ASTM D4052 / ASTM D1298) and a aromatic carbon type Ca content of 24 % min.(ASTM D2140). The glass transition temperature (Tg) of this oil is typically in the range of -50 to -42 This material meets the requirements of this specification, including the material test targets and tolerances specified in Sections 3.1 and 3.2.

This material shall be free of extraneous and foreign material and shall conform to the following conditions.

2.1	Form: Bale

2.2	Color: Dark Brown

2.3	Specific Gravity: 0.96

2.4	Copper: ppm, 6.0 Maximum

2.5	Manganese: ppm, 6.0 Maximum

2.6	Packaging: The Supplier must conform to the requirements documented in Goodyear’s Package label Specification.

2.7	Age: Suppliers can not ship material more than 24 months from date of manufacture.

2.8	Tests:

Tg deg C	-34.0	+/- 2.0	D5116-01
(inflection point) 20C/min

Total Ash, %	0.30	Maximum	D5667

Rheometer (Note 1)

a.	MDR2000, 100 cpm D5289

0.5 deg arc, 160 C

Lab Banbury Mix (IRB7)    D3185-B2

1. ML, dN.M	-.-	+/-	-.-
2. MH, dN.M	-.-	+/-	-.-
3. tsl, minutes	-.-	+/-	-.-
4. t’50, minutes	-.-	+/-	-.-
5. t’90, minutes	-.-	+/-	-.-
to be determined

3. Material Testing:

3.1	Materials Acceptance Tests:

B Tests are defined under Section 3.1. are explicitly assured characteristics properties. Test data must be reported for each shipment in S.I.S. Tests are mandatory for Supplier.

No.	Test Description	SIS#	Target	Tolerance	Method

B1.	Mooney Viscosity, ML 1+4, 100C unmassed	(1)	[*****]	+/- 5.0	D1646

B2.	Bound Styrene, % of RHC	(2)	[*****]	+/- 1.0	QA5114-01 or IR

B3.	Microstructure a. Vinyl content %	(3)	[*****]	+ /- 2.0	QA5114-01 or IR

B4.	Oil Content, % of RHC	(4)	[*****]	+/- 2.0	D5774

B5.	Volatile Matter, % Hot Mill	(5)	[*****]	Maximum	D5668

3.2	Materials Reference Test:

C Tests are for initial material approval, re-approval as defined in Goodyear’s Global Supplier Source Approval Procedures, new test introductions, and quality monitoring. Testing is required on a frequency of 1 test per quarter for each approved supplier location. The specific test sample should be from a lot that is being shipped to a Goodyear or Goodyear affiliated facility. test results identified by the lot number, manufacture date and shipping date of the material tested should be sent to Tire Materials, GTC*A, Akron, OH 44309. Testing may also need to be reported when required by Goodyear SQA, GTC*A, GTC*L, or GOCPL.

No.	Test Description	Target	Tolerance	Method

None

4. Supplier Compliance Requirements:

4.1	The Supplier is responsible for obtaining regulatory registration and/or notification of this product, and its chemical composition, in all countries as follows:

1.	Countries in which the material is produced.

2.	Countries to which the Supplier ships the material for use in The Goodyear and Goodyear affiliated manufacturing locations.

4.2	On all materials, Goodyear reserves the option of a compound test and/or a factory trial as a deciding factor on the acceptance or rejection of any material. Testing may involve analytical methods such as GPC, HPLC and GCMS, as appropriate. Compound testing may include conventional or special test methods, and factory trials may range from mixing, extrusion, calendering, and/or tire building & testing.

4.3	Changes in Material Manufacturing or Manufacturing Plants: There shall be no change in the types of raw materials, method of production, and/or plant location used in the manufacturing of this Goodyear material code without approval of both the responsible Regional Purchasing Department and Akron Tire Materials Section (including approval recommendations from GTC*L Materials).

4.4	Test data reported in Sections 3.1 and 3.2 and material property characteristics stated in Section 2 are explicitly assured and meet the raw materials specification as detailed in this document.

4.5	The material as received at a Goodyear or Goodyear affiliated facility will be in conformance to Goodyear’s Packaging and Labeling Specification. The supplier is obligated to obtain a current copy of this specification.

4.6	The materials as received at a Goodyear or Goodyear affiliated receiving facility will be within the age limits specified in Goodyear’s policy controlling age limits.

4.7	It is a requirement that all suppliers use the Supplier Information System (SIS) when sending Certificates of Analysis (COA) quality data on each shipment. If multiple production lots of a product are sent, quality data for each lot must be entered.

Date: 09-21-04	Code: Cheffic

The Goodyear Technical Center

D/460D

Tire Materials Section

1376 Techway Dr.

Akron, OH 44306

E-mail Address gplatz@goodyear.com

FAX: 1 330-796-3947

Attn: Gary Platz

We acknowledge the receipt of and agree to comply with your Final Material Acceptance Specification covering

code Cheffic      Rev # 1        Finalized 09-21-04

on all shipments on or after 10-12-04

Our Trade Name or designation for material confirming with this specification is Buna*SB 1739-Schkopau

Producer Plant Location Schkopau- Germany

Company Dow Chemical

Division Synthetic Rubber

By Lars Domogalla                                                                                          Date 10/21/05

Title Quality Coordinator

Your prompt reply is appreciated.

DOW RESTRICTED - For internal use only

THE GOODYEAR TIRE & RUBBER COMPANY

GLOBAL MATERIALS ACCEPTANCE SPECIFICATION

Purchasing Specification

1. Material Code:

Originated:	08-05-04	Material Code: Cheffic
Proposed:	09-06-05
Finalized:	09-21-05
SIS Effective:	10-12-05
Author:	Aaron Ryba

Revision:	1	-	Replaces revision 0, finalized 07-21-04
		-	Change B1. Mooney Viscosity tolerance to +/- 5.0
		-	Change B2. Bound Styrene, % tolerance to + /- 1.5

2. Material Description:

This material is a staining, oil-extended copolymer of butadiene and styrene, IISRP type 1739, which is free of nitrosamine and nitrosamine generating ingredients. This materials is produced by cold emulsion at 10 C or lower, emulsified by a mixture of mixed soaps of fatty acids and rosin acids and stabilized by 0.75 PHR of non-staining antioxidant of phenolic type or 0.3 PHR staining antioxidant of aminic type or an approved equivalent. Extended by 37.5 phr of a TDAE oil which is Goodyear code Sydnine or approved equivalent, this material shall meet the requirements of this specification, including the material test targets and tolerances specified in Sections 3.1 and 3.2.

This material shall be free of extraneous and foreign material and shall conform to the following conditions.

2.1 Form: Bale, approximately 25 or 35 kg

2.2 Color: Brown

2.3 Specific Gravity: 0.96

2.4 Copper:	ppm,	6.0 Maximum

2.5 Manganese:	ppm,	6.0 Maximum

2.6 Total Ash,	%:	0.5 Maximum	Method: ASTM D5667

2.7 Moving Die Rheometer (0.5 deg Arc, 1.7 Hz, 160C)	ASTM D5289
Standard Formulation	ASTM D3185-1A
Reference Carbon Black (IRB7)	ASTM D3185
Mixing Method (Banbury / Mill Mix)	ASTM D3185

1. ML, dNm	2.1	+/- 0.5
2. MH, dNm	16.1	+/- 2.5
3. t’25, min	5.7	+/- 1.5
4. t’50, min	7.9	+/- 1.5
5. t’90, min	14.6	+/- 2.5

2.8	Packaging: The Supplier must conform to the requirements documented in Goodyear’s Package label Specification.

2.9	Age: Suppliers can not ship material more than 24 months from date of manufacture.

3. Material Testing:

3.1	Materials Acceptance Tests:

B Tests are defined under Section 3.1. are explicitly assured characteristic properties. Test data must be reported for each shipment in S.I.S. Tests are mandatory for Supplier

No.	Test Description	SIS#	Target	Tolerance	Method

B1.	Mooney Viscosity, ML 1+ 4, 100C massed	(1)	[*****]	+ /- 5	ASTM D1646

B2.	Bound Styrene, %	(2)	[*****]	+ /- 1.5	ASTM D5775

B3.	Oil Content, % of RHC	(3)	[*****]	+/- 1.5	ASTM D5774

B4.	Volatile Matter, %	(4)	[*****]	Maximum	ASTM D5668

B5.	Organic Acid, Mixed, %	(5)	[*****]	+/- 1.0	ASTM D5774

3.2 Materials Reference Tests:

C Tests are for initial material approval, re-approval as defined in Goodyear’s Global Supplier Source Approval Procedures, new test introductions, and quality monitoring. Testing is required on a frequency of 1 test per quarter for each approved supplier location. The specific test sample should be from a lot that is being shipped to a Goodyear or Goodyear affiliated facility. Test results identified by the lot number, manufacture date and shipping date of the material tested should be sent to Tire Materials, GTC*A, Akron, OH 44309. Testing may also need to be reported when required by Goodyear SQA, GTC*A, GTC*L, or GOCPL.

No.	Test Description	Target	Tolerance	Method

None

4. Supplier Compliance Requirements:

4.1	The Supplier is responsible for obtaining regulatory registration and/or notification of this product, and its chemical composition, in all countries as follows:

1.	Countries in which the material is produced.

2.	Countries to which the Supplier ships the material for use in the Goodyear and Goodyear affiliated manufacturing locations.

4.2	On all materials, Goodyear reserves the option of a compound test and/or a factory trial as a deciding factor on the acceptance or rejection of any material. Testing may involve analytical methods such as GPC, HPLC and GCMS, as appropriate. Compound testing may include conventional or special test methods, and factory trials may range from mixing, extrusion, calendering, and/or tire building & testing.

4.3	Changes in Material Manufacturing or Manufacturing Plants: There shall be no change in the types of raw materials, method of production, and/or plant location used in the manufacturing of this Goodyear material code without approval of both the responsible Regional Purchasing Department and Akron Tire Materials Section (including approval recommendations from GTC*L Materials).

4.4	Test data reported in Sections 3.1 and 3.2 and material property characteristics stated in Section 2 are explicitly assured and meet the raw materials specification as detailed in this document.

4.5	The material as received at a Goodyear or Goodyear affiliated facility will be in conformance to Goodyear’s Packaging and Labeling Specification. The supplier is obligated to obtain a current copy of this specification.

4.6	The materials as received at a Goodyear or Goodyear affiliated receiving facility will be within the age limits specified in Goodyear’s policy controlling age limits.

4.7	It is a requirement that all suppliers use the Supplier Information System (SIS) when sending Certificates of Analysis (COA) quality data on each shipment. If multiple production lots of a product are sent, quality data for each lot must be entered.

Date: 09-13-05	Code: Comodic

The Goodyear Technical Center

D/460D

Tire Materials Section

1376 Techway Dr.

Akron, OH 44306

E-mail Address gplatz@goodyear.com

FAX: 1 330-796-3947

Attn: Gary Platz

We acknowledge the receipt of and agree to comply with your Final Material Acceptance Specification covering

code Comodic    Rev  #  0    Finalized 09-13-05

on all shipments on or after 10-05-05

Our Trade Name or designation for material confirming with this specification is	Buna*SB 1723-Schkopau

Producer Plant Location	Schkopau- Germany

Company	Dow Chemical

Division	Synthetic Rubber

By	Lars Domogalla	Date	10/26/05

Title	Quality Coordinator

Your prompt reply is appreciated.

DOW RESTRICTED - For internal use only

THE GOODYEAR TIRE & RUBBER COMPANY

GLOBAL MATERIALS ACCEPTANCE SPECIFICATION

Purchasing Specification

1. Material Code:

Originated:	06-14-04	Material Code:	Comodic
Proposed:	06-22-04
Finalized:	09-13-05
SIS Effective:	10-05-05
Author:	Brad Gulas

Revision: 0 - Establish new code and purchasing specification

2. Material Description:

This material is a staining, oil-extended copolymer of butadiene and styrene, IISRP type 1723, which is free of nitrosamine and nitrosamine generating ingredients. This materials is produced by cold emulsion at 10 C or lower, emulsified by a mixture of mixed soaps of fatty acids and rosin acids and stabilized by Goodyear Polystay 100, 6PPD or approved equivalent. Extended by 37.5 phr of a TDAE oil which is Goodyear code Sydnine or approved equivalent, this material shall meet the requirements of this specification, including the material test targets and tolerances specified in Sections 3.1 and 3.2.

This material shall be free of extraneous and foreign material and shall conform to the following conditions.

2.1	Form: bale, approximately 25 or 35 kg

2.2	Color: brown

2.3	Specific Gravity: 0.94

2.4	Copper: ppm, 6.0 Maximum

2.5	Manganese: ppm, 6.0 Maximum

2.6	Total Ash, %: 0.5 Maximum	Method:	ASTM D5667

2.7	Moving Die Rheometer (0.5 deg Arc, 1.7 Hz, 160C)		ASTM D5289
	Standard Formulation		ASTM D3185-1A
	Reference Carbon Black (IRB7)		ASTM D3185
	Mixing Method (Banbury / Mill Mix)		ASTM D3185

1. ML, dNm	2.3	+/- 0.5
2. MH, dNm	16. 9	+/- 2.5
3. t’25, min	5.4	+/- 1.1
4. t’50, min	6.5	+/- 1.3
5. t’90, min	12.5	+/- 2.0

2.8	Packaging: The Supplier must conform to the requirements documented in Goodyear’s Package label Specification.

2.9	Age: Suppliers can not ship material more than 24 months from date of manufacture.

3. Material Testing:

3.1	Materials Acceptance Tests:

B Tests are defined under Section 3.1. are explicitly assured characteristic properties. Test data must be reported for each shipment in S.I.S. Tests are mandatory for Supplier

No.	Test Description	SIS#	Target	Tolerance	Method

B1.	Mooney Viscosity, ML 1+ 4, 100C massed	(1)	[*****]	+ /- 3	ASTM D1646

B2 .	Bound Styrene, %	(2)	[*****]	+/- 1.2	ASTM D5775

B3 .	Oil Content, % of RHC	(3)	[*****]	+/- 1.5	ASTM D5774

B4 .	Volatile Matter, %	(4)	[*****]	Maximum	ASTM D5668

B5 .	Organic Acid, Mixed, %	(5)	[*****]	+/- 1.0	ASTM D5774

3.2	Materials Reference Tests:

C Tests are for initial material approval, re-approval as defined in Goodyear’s Global Supplier Source Approval Procedures, new test introductions, and quality monitoring. Testing is required on a frequency of 1 test per quarter for each approved supplier location. The specific test sample should be from a lot that is being shipped to a Goodyear or Goodyear affiliated facility. Test results identified by the lot number, manufacture date and shipping date of the material tested should be sent to Tire Materials, GTC*A, Akron, OH 44309. Testing may also need to be reported when required by Goodyear SQA, GTC*A, GTC*L, or GOCPL.

No.	Test Description	Target	Tolerance	Method

None

4. Supplier Compliance Requirements:

4.1	The Supplier is responsible for obtaining regulatory registration and/or notification of this product, and its chemical composition, in all countries as follows:

1.	Countries in which the material is produced.

2.	Countries to which the Supplier ships the material for use in the Goodyear and Goodyear affiliated manufacturing locations.

4.2	On all materials, Goodyear reserves the option of a compound test and/or a factory trial as a deciding factor on the acceptance or rejection of any material. Testing may involve analytical methods such as GPC, HPLC and GCMS, as appropriate. Compound testing may include conventional or special test methods, and factory trials may range from mixing, extrusion, calendering, and/or tire building & testing.

4.3	Changes in Material Manufacturing or Manufacturing Plants: There shall be no change in the types of raw materials, method of production, and/or plant location used in the manufacturing of this Goodyear material code without approval of both the responsible Regional Purchasing Department and Akron Tire Materials Section (including approval recommendations from GTC*L Materials).

4.4	Test data reported in Sections 3.1 and 3.2 and material property characteristics stated in Section 2 are explicitly assured and meet the raw materials specification as detailed in this document.

4.5	The material as received at a Goodyear or Goodyear affiliated facility will be in conformance to Goodyear’s Packaging and labeling Specification. The supplier is obligated to obtain a current copy of this specification.

4.6	The materials as received at a Goodyear or Goodyear affiliated receiving facility will be within the age limits specified in Goodyear’s policy controlling age limits.

4.7	It is a requirement that all suppliers use the Supplier Information System (SIS) when sending Certificates of Analysis (COA) quality data on each shipment. If multiple production lots of a product are sent, quality data for each lot must be entered.

Date: 08-12-08	Code: Detrite

The Goodyear Technical Center

D/460D

Tire Materials Section

1376 Techway Dr.

Akron, OH 44306

E-mail Address gplatz@goodyear.com

Fax 330-796-3947

Attn: Gary Platz

We acknowledge the receipt of and agree to comply with your Final Material Acceptance Specification covering

code Detrite    Rev # 2    Finalized 08-12-08

on all shipments on or after 09-02-08.

Our Trade Name or designation for material confirming with this specification is Buna SB 1500-Schkopau Range B

Producer Plant Location Schkopau/Germany

Company Dow Olefinverbund GmbH

Division Dow Synthetic Rubber

By	Date AUG 12, 2008

Title Product Marketing of unuse

Your prompt reply is appreciated.

THE GOODYEAR TIRE & RUBBER COMPANY

GLOBAL MATERIALS ACCEPTANCE SPECIFICATION

Purchasing Specification

1. Material Code:

Originated:	07-14-08	Material Code: Detrite
Proposed:	07-14-08
Finalized:	08-12-08
SIS Effective:	09-02-08
Author:	Uwe Frank

Revision: 2	–	Replaces revision 1, finalized 05-19-06
	–	Change targets for MH, T10, T50, and T90

2. Material Description:

This material is a staining, emulsion polymerized copolymer of butadiene and styrene, SBR, IISRP 1500 type, having 23.5% bound styrene, which meets the requirements of this specification, including the material test targets and tolerances specified in Sections 3.1 and 3.2.

This material shall be free of extraneous and foreign material and shall conform to the following conditions.

2.1	Form: Bale, approximately 25 kgs or approved equivalent

2.2	Color: Brown to Black

2.3	Specific Gravity: 0.94

2.4	Copper: ppm, 6.0 Maximum

2.5	Manganese: ppm, 6.0 Maximum

2.6	ETA extract, %: 6.5 +/- 1.5	Method:	ASTM D5774

2.7	Ash Content, %: 0.75 Maximum	Method:	ASTM D5667

2.8 Packaging: The Supplier must conform to the requirements documented in Goodyear’s Package label Specification.

2.9 Age: Suppliers can not ship material more than 24 months from date of manufacture.

Age (Goodyear Plant Responsibility – for Goodyear internal use only): Material must be used in production by 27 months from the date of manufacture.

3. Material Testing:

3.1	Materials Acceptance Tests:

B Tests are defined under Section 3.1. are explicitly assured characteristic properties. Test data must be reported for each shipment in S.I.S. Tests are mandatory for Supplier

No.	Test Description	SIS#	Target	Tolerance	Method

B1.	Mooney Viscosity, Massed, ML 1+4, 100C	(1)	[*****]	+/- 3.0	ASTM D1646

B2.	Bound Styrene %	(2)	[*****]	+/- 1.0	ASTM D7554

B3.	Organic Acid Content, %	(3)	[*****]	+ /- 1.1	ASTM D5774

B4.	Volatile Matter, % Forced, circulation oven	(4)	[*****]	Maximum	ASTM D5668

B5.	Soaps, %	(5)	[*****]	Maximum	ASTM D5774

B6.	Stabilizer: 6PPD, %	(6)	[*****]	+/- 0.08	Note 1

Rheometer (MDR2000E) (100cpm, 0.5 deg arc, 160C)

Standard Compound Formulation: ASTM D3185-1A or ISO 2322

Reference Carbon Black: IRB7

Lab Banbury / Mill Mix

B7.	ML, dN.m	(7)	[*****]	+/- 0.40	ASTM D5289

B8.	MH, dN.m	(8)	[*****]	+/- 1.80	ASTM D5289

B9.	t’10, minutes	(9)	[*****]	+/- 0.40	ASTM D5289

B10.	t’50, minutes	(10)	[*****]	+/- 0.80	ASTM D5289

B11.	t’90, minutes	(11)	[*****]	+/- 1.50	ASTM D5289

Note 1: Supplier Method to be used only until Goodyear QA method is established.

3.2	Materials Reference Tests:

C Tests are for initial material approval, re-approval as defined in Goodyear’s Global Supplier Source Approval Procedures, new test introductions, and quality monitoring. Testing is required on a frequency of 1 test per quarter for each approved supplier location. The specific test sample should be from a lot that is being shipped to a Goodyear or Goodyear affiliated facility. test results identified by the lot number, manufacture date and shipping date of the material tested should be sent to Tire Materials, GTC*A, Akron, OH 44309. Testing may also need to be reported when required by Goodyear SQA, GTC*A, GTC*L, or GOCPL.

No.	Test Description	Target	Tolerance	Method

4. Supplier Compliance Requirements:

4.1	The Supplier is responsible for obtaining regulatory registration and/or notification of this product, and its chemical composition, in all countries as follows:

1.	Countries in which the material is produced.

2.	Countries to which the Supplier ships the material for use in The Goodyear and Goodyear affiliated manufacturing locations.

4.2	On all materials, Goodyear reserves the option of a compound test and/or a factory trial as a deciding factor on the acceptance or rejection of any material. Testing may involve analytical methods such as GPC, HPLC and GCMS, as appropriate. Compound testing may include conventional or special test methods, and factory trials may range from mixing, extrusion, calendering, and/or tire building & testing.

4.3	Changes in Material Manufacturing or Manufacturing Plants: There shall be no change in the types of raw materials, method of production, and/or plant location used in the manufacturing of this Goodyear material code without approval of both the responsible Regional Purchasing Department and Akron Tire Materials Section (including approval recommendations from GTC*L Materials).

4.4	Test data reported in Sections 3.1 and 3.2 and material property characteristics stated in Section 2 are explicitly assured and meet the raw materials specification as detailed in this document.

4.5	The material as received at a Goodyear or Goodyear affiliated facility will be in conformance to Goodyear’s Packaging and Labeling Specification. The supplier is obligated to obtain a current copy of this specification.

4.6	The materials as received at a Goodyear or Goodyear affiliated receiving facility will be within the age limits specified in Goodyear’s policy controlling age limits.

4.7	It is a requirement that all suppliers use the Supplier Information System (SIS) when sending Certificates of Analysis (COA) quality data on each shipment. If multiple production lots of a product are sent, quality data for each lot must be entered.